Exhibit 99.1

Cipher Mining Provides Third Quarter 2022 Business Update

GAAP Diluted Net Income of $0.24 per Share (Non-GAAP Diluted Net Loss of $0.06 per Share)

Two Additional Data Centers Completed and Now Hashing

Odessa Data Center Expected to Begin Mining this Month

NEW YORK—November 14, 2022—Cipher Mining Inc. (NASDAQ: CIFR) (“Cipher” or the “Company”), a U.S.-based bitcoin mining company, today announced results for its third quarter ending September 30, 2022, along with an update on its operations and deployment strategy.

“Against challenging market conditions, we are pleased to announce earnings that demonstrate our resilient position as a low-cost producer of bitcoin, while continuing to complete significant deployment milestones in the completion of our data centers,” said Tyler Page, CEO of Cipher. “We brought our Alborz data center up to full mining capacity, and shortly after quarter end, we completed our Bear and Chief data centers. We expect to bring the first 2.3 EH/s of hash rate online this month at our 207-megawatt facility at Odessa.”

Finance and Operations Updates

•	Cipher’s GAAP Diluted Net Income of $0.24 per share was driven primarily by third quarter valuation of Odessa power contract at ~$78.9 million.

•	Cipher’s initial data centers are on track and continue to reach major milestones:

•	Alborz: 40 MW wind-powered site with Cipher’s joint venture partner, now producing up to ~1.3 EH/s; and capable of mining up to ~4.5 bitcoin daily.

•	Bear and Chief: Completed in October with a total initial capacity of up to 20 MW, now producing up to ~0.6 EH/s; and capable of mining up to ~2.0 bitcoin daily.

•

Odessa: 207 MW site with infrastructure and rig installation complete for first ~2.3 EH/s expected to begin mining this month; mining rigs capable of producing an additional ~2.6 EH/s either shipped or scheduled to ship by year-end.

•

Across four initial data centers, Cipher remains on track to deploy up to ~7.0 EH/s by early 2023, with a highly efficient machine fleet, averaging ~31.5 J/TH, purchased at an average price of ~$31.52/TH/s.

•	The weighted average power price at the company’s sites currently under contract is approximately 2.7 c/kWh.

•	~196 bitcoin mined in the third quarter of 2022.

Business Update Call and Webcast

Cipher will host a conference call and webcast today at 8:00 a.m. Eastern Time to discuss the third quarter results for 2022 and management’s outlook for future financial and operational performance. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of Cipher’s website at https://investors.ciphermining.com. To access this conference call, dial (800) 715-9871 or (646) 307-1963 and use the conference ID 4350879.

About Cipher

Cipher is an emerging technology company focused on the development and operation of bitcoin mining data centers in the United States. Cipher is dedicated to expanding and strengthening the Bitcoin network’s critical infrastructure. Together with its diversely talented team and strategic partnerships, Cipher aims to be a market leader in bitcoin mining growth and innovation. To learn more about Cipher, please visit https://www.ciphermining.com/.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the U.S. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the business update conference call that are not statements of historical fact, including statements about our beliefs and expectations regarding our performance, strategy, expansion plans, future operations, future operating results, projected costs, prospects, plans, and objectives of our management, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and its management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2022, the “Risk Factors” sections of our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2022 and on August 9, 2022, and in Cipher’s subsequent filings with the SEC including Cipher’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 14, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Contact:

Lori Barker

Blueshirt Group Investor Relations

cipher@blueshirtgroup.com

Media Contact:

Ryan Dicovitsky / Kendal Till

Dukas Linden Public Relations

CipherMining@DLPR.com

CIPHER MINING INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share and per share amounts)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$28,111	$209,841
Receivables, related party	731	—
Prepaid expenses and other current assets	8,276	13,819
Cryptocurrencies	2,263	—
Derivative asset	30,393	—

Total current assets	69,774	223,660
Deposits on equipment	200,033	114,857
Property and equipment, net	40,751	5,124
Security deposits	11,455	10,352
Investment in equity investee	31,690	—
Right-of-use asset	5,303	—
Derivative asset	48,487	—
Deferred investment costs	—	174

Total assets	$407,493	$354,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,665	$242
Accounts payable, related party	3,216	—
Operating lease liability, current portion	1,002	—
Accrued expenses	10,726	257

Total current liabilities	19,609	499
Operating lease liability, net of current portion	4,762	—
Warrant liability	22	137

Total liabilities	24,393	636

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 251,043,649 and 252,131,679 shares issued as of September 30, 2022 and December 31, 2021, respectively, and 247,518,966 and 249,279,420 shares outstanding as of September 30, 2022 and December 31, 2021, respectively	251	252
Additional paid-in capital	442,435	425,438
Treasury stock, at par, 3,524,683 and 2,852,259 shares at September 30, 2022 and December 31, 2021, respectively	(4)	(3)
Accumulated deficit	(59,582)	(72,156)

Total stockholders’ equity	383,100	353,531

Total liabilities and stockholders’ equity	$407,493	$354,167

CIPHER MINING INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended	Eight Months Ended
	2022	2021	September 30, 2022	September 30, 2021
Costs and operating expenses (income)
General and administrative	$17,755	$2,283	$51,849	$2,942
Depreciation	11	—	26	1
Change in fair value of derivative asset	(85,658)	—	(85,658)	—
Realized gain on sale of cryptocurrencies	(6)	—	(6)	—
Impairment of cryptocurrencies	320	—	859	—
Equity in loss of equity investment	8,345	—	20,577	—

Total costs and operating expenses (income)	(59,233)	2,283	(12,353)	2,943

Operating income (loss)	59,233	(2,283)	12,353	(2,943)
Other income (expense)
Interest income	55	1	106	1
Interest expense	—	(26)	—	(27)
Change in fair value of warrant liability	4	(113)	115	(113)

Total other income (expense)	59	(138)	221	(139)

Net income (loss)	$59,292	$(2,421)	$12,574	$(3,082)

Net income (loss) per share - basic	$0.24	$(0.01)	$0.05	$(0.01)
Net income (loss) per share - diluted	$0.24	$(0.01)	$0.05	$(0.01)
Weighted average shares outstanding - basic	247,508,745	217,644,991	248,461,373	206,708,013
Weighted average shares outstanding - diluted	248,342,200	217,644,991	248,782,665	206,708,013

CIPHER MINING INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended	Eight Months Ended
	September 30, 2022	September 30, 2021
Cash flows from operating activities
Net income (loss)	$12,574	$(3,082)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	26	1
Amortization of right-of-use assets	556	—
Change in fair value of derivative asset	(85,658)	—
Change in fair value of warrant liability	(115)	113
Share-based compensation	30,072	—
Equity in loss of equity investment	20,577	—
Realized gain on sale of cryptocurrencies	(6)	—
Impairment of cryptocurrencies	859	—
Changes in assets and liabilities:
Proceeds from power sales	1,722	—
Proceeds from reduction of scheduled power	5,056	—
Proceeds from sale of cryptocurrencies	23	—
Receivables, related party	(731)	—
Prepaid expenses and other current assets	5,412	(14,916)
Security deposits	(1,103)	(9,381)
Accounts payable	400	87
Accrued expenses	1,408	78
Lease liability	37	—

Net cash used in operating activities	(8,891)	(27,100)

Cash flows from investing activities
Deposits on equipment	(184,095)	(74,346)
Purchases of property and equipment	(28,958)	(130)
Capital distributions from equity investee	43,291	—

Net cash used in investing activities	(169,762)	(74,476)

Cash flows from financing activities
Repurchase of common shares to pay employee withholding taxes	(3,077)	—
Business Combination, net of issuance costs paid	—	383,853
Proceeds from borrowings on related party loan	—	7,038
Repayments under related party loan	—	(7,038)

Net cash (used in) provided by financing activities	(3,077)	383,853

Net (decrease) increase in cash and cash equivalents	(181,730)	282,277
Cash and cash equivalents, beginning of the period	209,841	—

Cash and cash equivalents, end of the period	$28,111	$282,277

Supplemental disclosure of noncash investing and financing activities
Equity method investment acquired for non-cash consideration	$93,208	$—
Common stock cancelled	$10,000	$—
Right-of-use asset obtained in exchange for operating lease liability	$5,859	$—
Investment in equity investee in accrued expenses	$5,316	$—
Property and equipment purchases in accounts payable	$3,971	$—
Deposits on equipment in accrued expenses	$3,746	$—
Cryptocurrencies received from equity method investment	$3,139	$—
Property and equipment purchases in accounts payable, related party	$2,724	$—
Deposits on equipment in accounts payable, related party	$492	$—
Reclassification of deferred investment costs to equity method investment	$174	$—
Prepaid rent reclassified to lease liability	$132	$—
Deposits on equipment in accounts payable	$51	$—
Business Combination costs included in accrued expenses	$—	$1,024
Net assets assumed from GWAC in the Business Combination	$—	$433
Non-cash fair value of private warrants	$—	$261
Deferred investment costs included in accrued expenses	$—	$174
Business combination costs included in accounts payable	$—	$39

Non-GAAP Financial Measures

The following is a reconciliation of our non-GAAP loss from operations, which excludes the impact of (i) depreciation of fixed assets, (ii) non-cash change in fair value of our derivative asset and (iii) stock compensation expense, to its most directly comparable GAAP measure for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended	Eight Months Ended
	2022	2021	September 30, 2022	September 30, 2021
Reconciliation of non-GAAP loss from operations:
Operating income (loss)	$59,233	$(2,283)	$12,353	$(2,943)
Depreciation	11	—	26	1
Change in fair value of derivative asset	(83,936)	—	(83,936)	—
Stock compensation expense	10,494	—	30,072	—

Non-GAAP loss from operations	$(14,198)	$(2,283)	$(41,485)	$(2,942)

The following are reconciliations of our non-GAAP net loss and non-GAAP basic and diluted net loss per share, in each case excluding the impact of (i) depreciation of fixed assets (ii) non-cash change in fair value of derivative asset, (iii) change in fair value of warrant liability and (iv) stock compensation expense, to the most directly comparable GAAP measures for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended	Eight Months Ended
	2022	2021	September 30, 2022	September 30, 2021
Reconciliation of non-GAAP net loss:
Net income (loss)	$59,292	$(2,421)	$12,574	$(3,082)
Non-cash adjustments to net income (loss):
Depreciation	11	—	26	1
Change in fair value of derivative asset	(83,936)	—	(83,936)	—
Change in fair value of warrant liability	4	(113)	115	(113)
Stock compensation expense	10,494	—	30,072	—

Total non-cash adjustments to net income (loss)	(73,427)	(113)	(53,723)	(112)

Non-GAAP net loss	$(14,135)	$(2,534)	$(41,149)	$(3,194)

Reconciliation of non-GAAP basic and diluted net loss per share:
Basic and diluted net income (loss) per share	$0.24	$(0.01)	$0.05	$(0.01)
Depreciation of fixed assets (per share)	—	—	—	—
Change in fair value of derivative asset (per share)	(0.34)	—	(0.34)	—
Change in fair value of warrant liability (per share)	—	—	—	—
Stock compensation expense (per share)	0.04	—	0.12	—

Non-GAAP basic and diluted net loss per share	$(0.06)	$(0.01)	$(0.17)	$(0.01)